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                                                                    EXHIBIT 10.2



ALL INDEBTEDNESS EVIDENCED HEREBY AND REFERENCED HEREIN IS SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL INDEBTEDNESS OWED TO FINOVA CAPITAL CORPORATION


                                     FORM OF
                    NOTE MODIFICATION AND EXTENSION AGREEMENT

               THIS NOTE MODIFICATION AND EXTENSION AGREEMENT made and entered into is as of the _____ day of September 1999, by and between ___________ (hereinafter called "Payee") and nStor Technologies, Inc., a Delaware corporation (hereinafter called "Maker").


                              W I T N E S S E T H:

        WHEREAS, Payee is the holder of a Promissory Note executed by Maker dated January 29, 1999, evidencing Maker's indebtedness to Payee in the original principal amount of ______________________ and 00/100ths U.S. Dollars (U.S. $___________) (a copy of said Promissory Note is attached hereto and incorporated herein as Exhibit "A"); and

        WHEREAS, Maker desires to modify and extend the due date for payment of the outstanding unpaid principal balance of the indebtedness evidenced by the attached Promissory Note from September 5, 2000 to September 5, 2001; and

        WHEREAS, Payee is willing to modify and extend the due date for payment of the outstanding unpaid principal balance of the indebtedness evidenced by the attached Promissory Note from September 5, 2000 to September 5, 2001;

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the sum of TEN and 00/100ths U.S. Dollars (U.S. $10.00) and other good and valuable considerations, the receipt and sufficiency whereof is hereby acknowledged, the parties do hereby agree as follows:

        1. The foregoing recitals are true and correct in all respects.

        2. The parties hereby agree that the due date for payment of the outstanding unpaid principal balance of the indebtedness evidenced by the attached Promissory Note shall be modified and extended from September 5, 2000 to September 5, 2001.

      3. The parties hereby agree and acknowledge that the "Principal Amount", as that term is defined in the attached Promissory Note, shall continue to bear interest at the rate of eight percent (8%) per annum, payable monthly, as set forth in the attached Promissory




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Note, until the Principal Amount of the indebtedness evidenced by the attached
Promissory Note as hereinabove modified and extended is paid in full.

        4. The parties further agree that the entire "Principal Amount" as that term is defined in the attached Promissory Note plus all accrued interest thereon shall hereinafter be due and payable in full on September 5, 2001.

        5. The parties hereby agree and acknowledge that all other provisions and conditions as set forth in the attached Promissory Note shall remain the same throughout the modified and extended term of the attached Promissory Note.

        6. The Maker hereby certifies, confirms and agrees that the attached Promissory Note, as hereinabove modified and extended, is in full force and effect, is valid and enforceable in accordance with its terms and conditions, and is not subject to any defenses or offsets of any kind or nature whatsoever.

        7. This agreement shall be binding upon the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed on the day and year first above written.



Maker:
NStor Technologies, Inc.

By:     /s/ Michael L. Wise
Name:   Michael L. Wise
Title:  Vice President


Payee:

By:  ______________________________
Name: